Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES PRELIMINARY

FIRST-QUARTER 2020 FINANCIAL RESULTS

Revenue Increases to $190.2 million

Net Income Increases to $8.7 Million, or $0.54 per Diluted Share,

and Adjusted Diluted Earnings per Share of $0.77

Adjusted EBITDA Increases to $17.7 Million

Frisco, Texas (May 4, 2020) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced preliminary financial results for the first quarter ended March 31, 2020.

Net service revenues were $190.2 million for the first quarter of 2020, an increase from the first quarter of 2019. Net income increased to $8.7 million and net income per diluted share increased to $0.54, in comparison with the prior-year period. Adjusted net income per diluted share grew to $0.77 from the first quarter of 2019.

Adjusted net income per diluted share for the first quarter of 2020 excludes COVID-19 expenses of $0.01, M&A expenses of $0.09, restructuring and severance costs of $0.05, and stock-based compensation expense of $0.08. Adjusted EBITDA increased to $17.7 million for the first quarter of 2020 from the first quarter of 2019. (See page 5 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

At March 31, 2020, the Company had cash of $130.5 million and bank debt of $60.1 million, while availability under its revolving credit facility was $218.5 million. Net cash provided by operating activities was $20.4 million for the first quarter of 2020.

Dirk Allison, President and Chief Executive Officer of Addus HomeCare, commented, “Overall, for the first quarter we experienced substantial revenue growth across all our service segments, reflecting favorable demand trends and strong operational discipline. Even as most of the states where we operate have been under “shelter in place” orders since mid-March, we have continued to provide the critical and essential home care services that allow individuals to remain in their homes. We are proud of our financial results for the first quarter that we achieved while enduring significant operational challenges related to the COVID-19 pandemic that we began to see in March.”

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ADUS Announces Preliminary First-Quarter 2020 Financial Results

May 4, 2020

Allison noted further, “Obviously, much has changed in our operating environment since the end of the first quarter. But our primary focus has remained on the health and safety of our caregivers and other employees and the patients and customers we serve. The COVID-19 pandemic has created new challenges for our business with heightened emphasis on providing our services in a safe manner, as well as the economic impact on the communities we serve. We are following published guidelines by the Centers for Disease Control and other public health authorities and have implemented procedures with respect to social distancing, health monitoring, enhanced cleaning protocols, and care coordination. Our internal task force meets daily, and our senior leadership team continues to analyze and address various evolving issues surrounding the COVID-19 pandemic and its impact on the Company’s operations.”

Mr. Allison added, “Looking ahead, we will continue to execute our growth strategy as a leading provider of home care services. In addition to organic growth opportunities, we have a solid pipeline of potential acquisitions, although we are, of course, approaching the consummation of any acquisition with all appropriate caution and diligence.

“Addus offers a strong value proposition, including through our expanding hospice and home health services, and we are well positioned to meet the current and expected demand for our services. We recognize the dedication of our caregivers and of all healthcare workers, and we are proud of the heroic work being performed across our operations every day. Our caregivers’ services during this important time will enable many elderly and vulnerable individuals to avoid the risks found in settings outside of their homes during this unprecedented time.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA and adjusted diluted earnings per share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before the net-of-tax amounts of interest income from the state of Illinois, COVID-19 expenses, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, COVID-19 expenses, taxes, depreciation, amortization, interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs. The Company defines adjusted diluted earnings per share as earnings per share adjusted for interest income from the State of Illinois, COVID-19 expenses, M&A expenses, stock compensation expense and restructure expense, severance and other costs. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted diluted earnings per share to earnings per share, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA and adjusted diluted earnings per share are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers. With respect to COVID-19 expenses, the Company views these expenses as unrelated to the Company’s long-term performance, since they are directly related to the sudden onset COVID-19 pandemic.

Conference Call

Addus will host a conference call on Tuesday, May 5, 2020, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 2070009. A telephonic replay of the conference call will be available through midnight on May 19, 2020, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 2070009.

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ADUS Announces Preliminary First-Quarter 2020 Financial Results

May 4, 2020

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, the anticipated impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, caused by a novel strain of the coronavirus (COVID-19), and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019, and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2019, which are available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 43,000 consumers through 180 locations across 25 states. For more information, please visit www.addus.com.

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ADUS Announces Preliminary First-Quarter 2020 Financial Results

May 4, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Preliminary and Unaudited)

For the Three Months Ended March 31, 2020
Personal Care
States served at period end	24
Locations served at period end	151
Average billable census - same store	38,177
Average billable census - acquisitions	993
Average billable census total	39,170
Billable hours (in thousands)	7,674
Average billable hours per census per month	64.9
Billable hours per business day	118,054
Revenues per billable hour	$20.97
Organic growth
Revenue	15.0%
Hospice
Locations served at period end	34
Admissions	1,655
Average daily census	1,863
Average discharge length of stay	99.1
Patient days	169,512
Revenue per patient day	$150.49
Organic growth
Revenue	12.1%
Average daily census	14.1%
Home Health
Locations served at period end	10
New Admissions	1,022
Recertifications	710
Total Volume	1,732
Visits	33,710
Organic growth
Revenue	19.5%
New admissions	10.9%
Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	49.4%
Managed care organizations	44.9
Private duty	3.3
Commercial	1.6
Other	0.8%
Hospice
Medicare	92.1%
Managed care organizations	5.5
Other	2.4%
Home Health
Medicare	80.0%
Managed care organizations	18.6
Other	1.4%

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ADUS Announces Preliminary First-Quarter 2020 Financial Results

May 4, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Preliminary and Unaudited)

For the Three Months Ended March 31, 2020
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$8,658
Interest expense, net	574
COVID-19 expenses(2)	263
Income tax expense	1,429
Depreciation and amortization	2,887
M&A expenses	1,634
Stock-based compensation expense	1,407
Severance and other non-recurring costs	873

Adjusted EBITDA	$17,725

Reconciliation of Adjusted Net Income to Net Income: (3)
Net income	$8,658
COVID-19 expenses, net of tax	227
M&A expenses, net of tax	1,417
Stock-based compensation expense, net of tax	1,220
Severance and other non-recurring costs, net of tax	758

Adjusted net income	$12,280

Reconciliation of Adjusted Diluted Earnings Per Share to Diluted Earnings Per Share: (4)
Diluted earnings per share	$0.54
COVID-19 expenses per diluted share	0.01
M&A expenses per diluted share	0.09
Severance and other non-recurring costs per diluted share	0.05
Stock-based compensation expense per diluted share	0.08

Adjusted diluted earnings per share	$0.77

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)	COVID-19 expenses include increased expenses for personal protective equipment and additional personnel-related costs.
(3)

We define Adjusted net income as net income before interest income from the state of Illinois, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, M&A expenses, stock compensation expense and restructure charges, severance and other costs. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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